Exhibit 99.1

CONTACT:         John Hyre, Investor Relations

                              Commercial Vehicle Group, Inc.

                              (614) 289-5157

FOR IMMEDIATE RELEASE

COMMERCIAL VEHICLE GROUP ANNOUNCES FIRST QUARTER

2012 RESULTS

NEW ALBANY, OHIO, May 2, 2012 – Commercial Vehicle Group, Inc. (Nasdaq: CVGI) today reported revenues of $237.0 million for the first quarter of 2012, an increase of approximately 30% compared to $182.5 million for the prior-year period. Operating income for the first quarter of 2012 was $18.5 million compared to $8.1 million for the first quarter of 2011. Net income was $12.0 million for the first quarter, or $0.42 per diluted share, compared to $3.3 million, or $0.12 per diluted share in the prior-year quarter. Included in the first quarter results is a gain of approximately $0.9 million related to the mark to market of the Company’s foreign exchange contracts for the period.

“We are very pleased with our first quarter results, which represents our twelfth consecutive quarter of operating income improvement, when excluding impairment and restructuring charges, and surpasses the fourth quarter of 2011 as our highest revenue and operating income levels since the fourth quarter of 2006. Our results reflect our continued focus on capturing results from our top line growth as well as our commitment to our long-term strategy for growth and diversification,” said Mervin Dunn, President and CEO of Commercial Vehicle Group.

The Company did not have any outstanding borrowings under its asset-based revolver at March 31, 2012 and, as a result, was not subject to any financial maintenance covenants. In addition, the Company had approximately $90.9 million of cash on its balance sheet at March 31, 2012 with an additional $37.0 million of availability under its asset-based revolver. The Company does not expect to trigger the requirement to comply with financial maintenance covenants in 2012.

“In addition to our continued improvements in revenue and operating income, we are pleased to report our highest diluted earnings per share of 42 cents since the fourth quarter of 2006. Our results highlight our focus and commitment to operating improvement and leveraging our flexible cost structure,” said Chad M. Utrup, Chief Financial Officer of Commercial Vehicle Group.

A conference call to discuss the contents of this press release is scheduled for Thursday, May 3, 2012, at 10:00 a.m. ET. To participate, dial (888) 680-0878 using access code 66348562. You can pre-register for the conference call and receive your pin number at:

https://www.theconferencingservice.com/prereg/key.process?key=PGVEL8LUP

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This call is being webcast by Thomson/CCBN and can be accessed at Commercial Vehicle Group’s Web site at www.cvgrp.com.

A replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (888) 286-8010 using access code 82329965.

About Commercial Vehicle Group, Inc.

Commercial Vehicle Group, Inc. is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the heavy-duty (Class 8) truck market, the construction, military, bus and agriculture markets and the specialty transportation markets. Our products include static and suspension seat systems, electronic wire harness assemblies, controls and switches, cab structures and components, interior trim systems (including instrument panels, door panels, headliners, cabinetry and floor systems), mirrors and wiper systems specifically designed for applications in commercial vehicles. The Company is headquartered in New Albany, OH with operations throughout North America, Europe, Asia and Australia. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to the Company’s long-term strategy, financial covenant compliance, flexible cost structure, the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company’s ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck market; (v) our failure to complete or successfully integrate strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company’s customers or on its business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (viii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (ix) the Company’s ability to comply with the financial covenants in its revolving credit facility; and (x) various other risks as outlined under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2011 There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
	(Unaudited)	(Unaudited)
Revenues	$236,990	$182,509
Cost of Revenues	200,212	157,793

Gross Profit	36,778	24,716
Selling, General and Administrative Expenses	18,183	16,194
Amortization Expense	92	96
Restructuring Costs	—	310

Operating Income	18,503	8,116
Other Expense	5	6
Interest Expense	5,302	3,981

Income Before Provision for Income Taxes	13,196	4,129
Provision for Income Taxes	1,204	852

Net Income	$11,992	$3,277

Less: Non-controlling interest in subsidiary’s loss	(13)	—

Net Income Attributable to CVG Stockholders	$12,005	$3,277

Earnings per Common Share:
Basic	$0.43	$0.12

Diluted	$0.42	$0.12

Weighted Average Shares Outstanding:
Basic	28,171	27,765

Diluted	28,373	28,186

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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2012	2011
	(Unaudited)	(Unaudited)
Assets
Current Assets:
Cash	$90,854	$87,955
Accounts receivable, net	147,473	130,297
Inventories	85,803	79,423
Other current assets	13,147	9,307

Total current assets	337,277	306,982

Property, plant and equipment, net	77,354	76,672
Intangible assets, net	7,249	7,315
Other assets, net	15,214	15,915

Total assets	$437,094	$406,884

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$90,977	$74,239
Accrued liabilities	38,402	38,960

Total current liabilities	129,379	113,199

Long-term debt	250,000	250,000
Pension and other post-retirement benefits	27,253	28,013
Other long-term liabilities	2,661	2,897

Total liabilities	409,293	394,109

Stockholders’ Equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding; common stock, $0.01 par value per share; 60,000,000 shares authorized; 28,170,929 shares issued and outstanding, respectively	285	285
Treasury stock purchased from employees; 426,870 shares, respectively	(4,059)	(4,059)
Additional paid-in capital	220,311	219,112
Retained loss	(162,749)	(174,754)
Accumulated other comprehensive loss	(25,983)	(27,818)

Total CVG stockholders’ equity	27,805	12,766
Non-controlling interest	(4)	9

Total stockholders’ equity	27,801	12,775

Total liabilities and stockholders’ equity	$437,094	$406,884

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